AGILYSYS, INC. REPORTS THIRD QUARTER REVENUE GROWTH OF 30% AND ADJUSTED EARNINGS OF $0.08 PER DILUTED SHARE AND GAAP EARNINGS OF $0.02 PER DILUTED SHARE

- Raises Fiscal 2013 Guidance -

Alpharetta, GA -January 31, 2013 - Agilysys, Inc. (Nasdaq: AGYS), a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries, today reported operating results for its fiscal 2013 third quarter ended December 31, 2012, and raised its revenue and adjusted operating income forecast for the full year.

Summary of Fiscal 2013 Third Quarter Financial Results

•
Total net revenue increased $15.6 million, or 30%, to $67.2 million from $51.6 million in the prior-year period. Revenues for the Company’s Hospitality segment increased $6.5 million, or 30%, year over year, while revenues for the Company’s Retail segment rose $9.1 million, or 31%, from the prior-year period.

•	Recurring revenues (which are comprised of support, maintenance and subscription services) for the quarter were $19.4 million, an increase of 6% over the same period in fiscal 2012.

•
Gross margin was 35% in the fiscal 2013 third quarter compared to gross margin of 39% in the prior-year period. The decrease in the margin reflects a change in the mix of the products sold in the period.

•
Adjusted operating income (excluding stock-based compensation, amortization of intangibles and other one-time items) increased $3.3 million year over year to $2.1 million from an adjusted operating loss of $1.2 million in the year-ago period (see reconciliation below).

•
Adjusted net income (non-GAAP) from continuing operations grew to $1.7 million, or $0.08 per diluted share, compared with an adjusted net loss of $1.4 million, or ($0.06) per share, last year (see reconciliation below).

•
Net income for the period was $0.5 million, or $0.02 per diluted share, for the fiscal 2013 third quarter compared to a net loss of $6.5 million, or ($0.29), in the prior-year period, inclusive of a loss of ($0.03) from discontinued operations in the prior-year period.

James Dennedy, President and CEO of Agilysys, commented, “Our operating results for the third quarter and first nine months of fiscal 2013 reflect our expectations from the strategic initiatives implemented in the middle of fiscal 2012. Our personnel have eagerly embraced our strategy and as a result, we are delivering increased quality to our customers and value to our shareholders. Our success to date with the Company’s refocused business strategy is reflected in the growth of our Hospitality business, which continues to outpace growth in the overall industry, and in our ability to optimize the strong cash flow generated by our Retail business.

“Notwithstanding the progress made to date, we are still in the early stages of executing the refocused business strategy. We believe our emphasis on pursuing higher quality, recurring revenue opportunities and serving markets that place a premium on using technology to deliver a higher quality customer experience will produce above-market returns for our shareholders. Our approach to implementing this strategy will provide a more innovative place for our people to develop their careers and add more value to the solutions our customers receive from Agilysys. In future periods, we believe our operating leverage will continue to improve; recurring revenue, as a percentage of our overall business, will increase; product development investments will provide new innovation enabling our customers to grow their business; and our team will further improve upon the industry-leading customer service for which Agilysys is known.”

Summary of Fiscal 2013 First Nine Months Financial Results

•
Total net revenue for the period increased $16.2 million, or 10%, to $173.1 million, compared with $156.9 million in the comparable prior-year period. The Hospitality segment grew 18%, or $11.3 million, and the Retail segment revenue increased 5%, or approximately $5.0 million.

•	Recurring revenues (which are comprised of support, maintenance and subscription services) for the period were $57.3 million, an increase of 7% over the first nine months of fiscal 2012.

•	Gross margin of 38% was relatively flat compared to the prior-year period.

•
Adjusted operating income (excluding stock-based compensation, amortization of intangibles and other one-time items) for the first nine months of fiscal 2013 increased year over year by $8.7 million to $4.3 million from an adjusted operating loss of $4.4 million in the comparable year-ago period (see reconciliation below).

•
Adjusted net income (non-GAAP) from continuing operations grew to $3.8 million or $0.17 per diluted share, compared with the adjusted net loss of $5.8 million, or ($0.26) per share, in the first nine months of fiscal 2012 (see reconciliation below).

•
GAAP net loss was $1.6 million, or ($0.07) per share, in the first nine months of fiscal 2013 compared with a GAAP net loss of $5.8 million, or ($0.26) per share, in the year-ago period. GAAP net loss for the first nine months of fiscal 2012 includes net income of $10.4 million, or $0.46 per share, related to discontinued operations.

Robb Ellis, Chief Operating Officer and Chief Financial Officer, added, “We are pleased with the solid results we have generated and believe we have attractive opportunities to continue improving the business over the long term. Our results continue to reflect a good balance of current quarter performance and the prudent long-term investments we are making in the business. With nearly $80 million in cash and no debt, Agilysys has a solid balance sheet and the financial flexibility to support our goal of generating consistent profitable revenue growth while investing in our business to address new growth opportunities. Based on the success of the quarter and visibility into the year, we are increasing our fiscal 2013 guidance which reflects strong revenue growth and a return to profitable operations relative to fiscal 2012.”

Raises Fiscal 2013 Outlook
The table below compares the Company’s updated guidance to its prior guidance for fiscal 2013 and to the reported results for fiscal 2012:

(In millions, except per-share)	Fiscal 2013	Fiscal 2013	Fiscal 2012
	Updated	Previous	As Reported

Revenue	$230 - $232	$208 - $211	$208.9

Adjusted operating income (loss)	$6.0 - $6.5	$3.5 - $4.5	$(7.9)

Adjusted earnings (loss) per share (non-GAAP)	$0.24 - $0.26	$0.16 - $0.21	$(0.39)

The Company’s updated guidance reflects year over year revenue growth of approximately 10% resulting in adjusted operating income improving by approximately $14 million and adjusted earnings per share improving by $0.63-$0.65.

2013 Third Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, January 31, 2013, beginning at 4:30 P.M. ET. Both the call and the webcast are open to the general public. The conference call number is 913-312-1495 (domestic or international) and the passcode is 5825485. A slide deck, which will be the basis for the review, will accompany the conference call and can be accessed at http://agilysys.com/home/InvestorRelations/EventPresentation.htm. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at http://agilysys.com/home/InvestorRelations/EventPresentation.htm. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location at http://agilysys.com/home/InvestorRelations/EventPresentation.htm.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2012. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted operating income (loss) from continuing operations, adjusted net income (loss), adjusted net income (loss) per share and adjusted cash flow from operations. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying tables below for reconciliations of adjusted operating income (loss) from continuing operations and adjusted net income (loss), and adjusted cash flow from operations to the comparable GAAP measures.

Guidance
Guidance figures are based on the company’s current estimates and are subject to change by factors outside the company’s control. While this guidance is provided to give investors insight into expectations for the period, actual results may vary.

About Agilysys
Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries. The Company specializes in market-leading point-of-sale, property management, inventory and procurement, and mobile and wireless solutions that are designed to streamline operations, improve efficiency and enhance the consumer’s experience. Agilysys serves casinos, resorts, hotels, foodservice venues, stadiums, cruise lines, grocery stores, convenience stores, general and specialty retail businesses and partners.  Agilysys operates extensively throughout North America, with additional sales and support offices in the United Kingdom, Singapore and Hong Kong. For more information, visit www.agilysys.com.

# # #

Investor Contact:
Robb Ellis                            Richard Land, Norberto Aja, Jim Leahy
Chief Operating Officer and Chief Financial Officer        JCIR
Agilysys, Inc.                            212-835-8500 or agys@jcir.com
770-810-7800 or investorrelations@agilysys.com
- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net revenue:
Products	$40,210	$25,725	$89,262	$80,387
Support, maintenance and subscription services	19,405	18,275	57,347	53,704
Professional services	7,596	7,582	26,494	22,767
Total net revenue	67,211	51,582	173,103	156,858
Cost of goods sold:
Products	32,225	20,128	70,108	63,733
Support, maintenance and subscription services	6,911	6,223	20,779	19,270
Professional services	4,626	5,298	16,308	14,835
Total cost of goods sold	43,762	31,649	107,195	97,838
Gross profit	23,449	19,933	65,908	59,020
Operating expenses:
Product development	8,612	7,722	24,241	23,378
Sales and marketing	5,425	5,408	16,039	16,868
General and administrative	7,167	7,319	20,596	23,466
Depreciation of fixed assets	633	1,063	2,024	3,177
Amortization of intangibles	832	914	2,554	2,782
Asset impairment and related charges	—	—	208	—
Restructuring, severance and other charges	(31)	4,556	1,524	10,590
Operating income (loss)	811	(7,049)	(1,278)	(21,241)
Other (income) expenses :
Interest income	—	(4)	(8)	(54)
Interest expense	56	60	225	937
Other expenses, net	220	22	202	293
Income (loss) before income taxes	535	(7,127)	(1,697)	(22,417)
Income tax expense (benefit)	19	(1,353)	(69)	(6,209)
Income (loss) from continuing operations	516	(5,774)	(1,628)	(16,208)
(Loss) income from discontinued operations, net of taxes	—	(735)	—	10,403
Net income (loss)	$516	$(6,509)	$(1,628)	$(5,805)

Basic weighted average shares outstanding	21,900	22,148	21,873	22,650

Net income (loss) per share – basic:
Income (loss) from continuing operations	$0.02	$(0.26)	$(0.07)	$(0.72)
(Loss) income from discontinued operations	—	(0.03)	—	0.46
Net income (loss) per share	$0.02	$(0.29)	$(0.07)	$(0.26)

Diluted weighted average shares outstanding	22,088	22,148	21,873	22,650

Net income (loss) per share – diluted:
Income (loss) from continuing operations	$0.02	$(0.26)	$(0.07)	$(0.72)
(Loss) income from discontinued operations	—	(0.03)	—	0.46
Net income (loss) per share	$0.02	$(0.29)	$(0.07)	$(0.26)

AGILYSYS, INC.
BUSINESS SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended December 31, 2012				Three Months Ended December 31, 2011
	Reportable Segments		Corporate/		Reportable Segments		Corporate/
(In thousands)	HSG	RSG	Other	Consolidated	HSG	RSG	Other	Consolidated

Net revenue:
Products	$12,251	$27,959	—	$40,210	$6,618	$19,107	—	$25,725
Support, maintenance and subscription services	12,461	6,944	—	19,405	12,243	6,032	—	18,275
Professional services	3,478	4,118	—	7,596	2,819	4,763	—	7,582
Total net revenue	$28,190	$39,021	—	$67,211	$21,680	$29,902	—	$51,582

Gross profit	$16,168	$7,281	—	$23,449	$13,957	$5,976	—	$19,933
Gross profit margin	57.4%	18.7%		34.9%	64.4%	20%		38.6%

Operating income (loss)	$3,998	$3,020	$(6,207)	$811	$1,864	$1,439	$(10,352)	$(7,049)
Interest expense, net	—	—	56	56	—	—	56	56
Other expenses, net	—	—	220	220	—	—	22	22
Income (loss) from continuing operations before
income taxes	$3,998	$3,020	$(6,483)	$535	$1,864	$1,439	$(10,430)	$(7,127)

	Nine Months Ended December 31, 2012				Nine Months Ended December 31, 2011
	Reportable Segments		Corporate/		Reportable Segments		Corporate/
	HSG	RSG	Other	Consolidated	HSG	RSG	Other	Consolidated

Net revenue:
Products	$26,087	$63,175	—	$89,262	$18,399	$61,988	—	$80,387
Support, maintenance and subscription services	37,812	19,535	—	57,347	35,291	18,413	—	53,704
Professional services	10,882	15,612	—	26,494	9,800	12,967	—	22,767
Total net revenue	$74,781	$98,322	—	$173,103	$63,490	$93,368	—	$156,858

Gross profit	$46,690	$19,218	—	$65,908	$40,187	$18,833	—	$59,020
Gross profit margin	62.4%	19.5%		38.1%	63.3%	20.2%		37.6%

Operating income (loss)	$10,254	$6,862	$(18,394)	$(1,278)	$2,075	$5,169	$(28,485)	$(21,241)
Interest expense, net	—	—	217	217	—	—	883	883
Other expenses, net	—	—	202	202	—	—	293	293
Income (loss) from continuing operations before
income taxes	$10,254	$6,862	$(18,813)	$(1,697)	$2,075	$5,169	$(29,661)	$(22,417)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	December 31,	March 31,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$79,838	$97,587
Accounts receivable, net of allowance of $759 and $632, respectively	51,923	32,531
Inventories	18,192	15,710
Prepaid expenses	2,863	2,975
Other current assets	1,538	5,492
Total current assets	154,354	154,295
Property and equipment, net	15,231	16,504
Goodwill	14,259	15,198
Intangible assets, net	15,922	14,135
Other non-current assets	4,005	4,007
Total assets	$203,771	$204,139

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,298	$24,938
Deferred revenue	23,717	28,441
Accrued and other current liabilities	13,428	23,983
Capital lease obligations – current	342	647
Total current liabilities	79,785	78,009
Deferred income taxes – non-current	5,186	5,135
Capital lease obligations – non-current	428	347
Other non-current liabilities	5,151	6,210
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 issued; and 22,136,981 and 21,875,850 shares outstanding at December 31, 2012 and March 31, 2012, respectively	9,482	9,482
Treasury shares (9,469,850 shares at December 31, 2012 and 9,730,981 shares at March 31, 2012)	(2,840)	(2,919)
Capital in excess of stated value	(14,919)	(16,032)
Retained earnings	122,248	123,876
Accumulated other comprehensive (loss) income	(750)	31
Total shareholders’ equity	113,221	114,438
Total liabilities and shareholders’ equity	$203,771	$204,139

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
(In thousands)	December 31,
	2012	2011
Operating activities:
Net loss	$(1,628)	$(5,805)
Income from discontinued operations	—	10,403
Loss from continuing operations	(1,628)	(16,208)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Restructuring, severance and other charges	1,524	10,590
Payments for restructuring charges	(6,550)	(3,916)
Asset impairments and related charges	208	—
Depreciation	2,024	3,177
Amortization	3,304	4,757
Share-based compensation	1,274	2,350
Changes in operating assets and liabilities:
Accounts receivable	(19,369)	1,746
Inventories	(2,479)	(773)
Accounts payable	16,610	2,771
Deferred revenue	(4,673)	(10,677)
Accrued and other liabilities	(7,071)	(4,846)
Income taxes payable	(319)	1,635
Other changes, net	(243)	(375)
Net cash used in operating activities from continuing operations	(17,388)	(9,769)
Net cash used in operating activities from discontinued operations	—	(27,923)
Net cash used in operating activities	(17,388)	(37,692)

Investing activities:
Proceeds from the sale of marketable securities	4,347	5,025
Proceeds from the sale of TSG	—	59,470
Investments in marketable securities	—	(40,039)
Capital expenditures	(4,051)	(3,089)
(Investments in) proceeds from Company-owned life insurance policies	(85)	235
Net cash provided by investing activities from continuing operations	211	21,602
Net cash provided by investing activities from discontinued operations	—	—
Net cash provided by investing activities	211	21,602

Financing activities:
Exercise of employee stock options	67	210
Repurchases of shares to satisfy employee tax withholding and option price	(148)	(1,328)
Repurchase of common stock	—	(12,127)
Principal payment under long-term obligations	(545)	(823)
Net cash used in financing activities from continuing operations	(626)	(14,068)
Net cash used in financing activities from discontinued operations	—	—
Net cash used in financing activities	(626)	(14,068)

Effect of exchange rate changes on cash	54	(135)
Cash flows used in continuing operations	(17,749)	(2,370)
Cash flows used in discontinued operations	—	(27,923)
Net decrease in cash	(17,749)	(30,293)
Cash and cash equivalents at beginning of period	97,587	74,354
Cash and cash equivalents at end of period	$79,838	$44,061

AGILYSYS, INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Operating income (loss)	$811	$(7,049)	$(1,278)	$(21,241)
Share-based compensation expense	443	361	1,274	2,350
Amortization of intangibles	832	914	2,554	2,782
Asset impairments and related charges	—	—	208	—
Impact from revision to prior period financial statements	—	—	—	1,127
Restructuring, severance and other charges	(31)	4,556	1,524	10,590
Adjusted operating income (loss) from continuing operations (a)	2,055	(1,218)	4,282	(4,392)

Other expenses, net	276	78	419	1,176
Cash income tax expense (b)	50	82	113	241
Adjusted net income (loss) (a)	$1,729	$(1,378)	$3,750	$(5,809)

Weighted average shares outstanding:
Basic	21,900	22,148	21,873	22,650
Diluted	22,088	22,148	21,873	22,650

Adjusted net income (loss) per share (a):
Basic	$0.08	$(0.06)	$0.17	$(0.26)
Diluted	$0.08	$(0.06)	$0.17	$(0.26)

(a) Non-GAAP financial measure

(b) Taxes calculated based upon our cash tax rate for the three and nine months ended December 31, 2012 and 2011.

AGILYSYS, INC.
RECONCILIATION OF OPERATING CASH FLOWS FROM CONTINUING OPERATIONS TO ADJUSTED CASH FLOWS FROM CONTINUING OPERATIONS
(UNAUDITED)

	Nine Months Ended
(In thousands)	December 31,
	2012	2011
Operating activities:
Net cash used in continuing operations	$(17,388)	$(9,769)
Non-recurring cash items:
Restructuring payments	6,550	3,916
BEP/SERP payments	6,271	4,420
Adjusted cash used in continuing operations	$(4,567)	$(1,433)